EXHIBIT 99.1

CoreCard Corporation Reports Fourth Quarter 2021 Results

NORCROSS, Ga., Feb. 15, 2022 (GLOBE NEWSWIRE) -- CoreCard Corporation [NYSE: CCRD], the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended December 31, 2021.

“CoreCard’s strong performance continued in the fourth quarter and resulted in full year top-line growth of 34%, which was at the high end of our upwardly revised expectations,” said Leland Strange, CEO of CoreCard Corporation. "We recognized $1.8 million in license revenue in the quarter, bringing full year license revenue to $5.9 million, an increase of 63% year-over-year. Additionally, our full year professional services revenue grew by 22%, while our processing and maintenance revenue grew by 38% compared to fiscal 2020. The investments we are making in our platform and processing capabilities are already showing significant results. Our new office in Bogotá, Colombia, is gaining traction, and the team we have in place is scaling well. CoreCard is a best-in-class platform that is extremely well positioned to capture the growing demand for next-generation card management platforms by large and complex modern card issuers."

Mr. Strange continued, "Looking ahead, we expect topline growth of 20% to 25% in fiscal 2022, the opportunity ahead of us is sizable, and CoreCard remains a growth business focused on meeting the evolving needs of modern issuers while generating long-term value for our shareholders."

Financial Highlights for the three and twelve months ended December 31, 2021

Total revenue in the three-month period ended December 31, 2021, was $13,046,000 which represents an increase of 36% compared to the comparable period in 2020. Revenue of $48,248,000 for full fiscal year 2021 was up 34% from fiscal year 2020.

In the following table, revenue is disaggregated by type of revenue for the three and twelve months ended December 31, 2021 and 2020:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2021	2020	2021	2020
License	$1,782	$2,000	$5,865	$3,600
Professional services	6,419	4,783	25,159	20,610
Processing and maintenance	3,856	2,412	14,113	10,228
Third party	989	428	3,111	1,435
Total	$13,046	$9,623	$48,248	$35,873

Income from operations was $3,026,000 for the fourth quarter compared to income from operations of $2,732,000 in the comparable prior year quarter. Full year 2021 income from operations was $11,658,000 compared to $11,295,000 in the comparable prior year.

Net income was $2,660,000 for the fourth quarter compared to net income of $2,119,000 in the comparable prior year quarter. Full year 2021 net income was $9,039,000 compared to $8,161,000 in the comparable prior year.

Earnings per diluted share was $0.30 for the fourth quarter compared to $0.24 in the comparable prior year quarter. Full year 2021 earnings per diluted share was $1.03 compared to $0.91 in the comparable prior year.

Investor Conference Call Today

The company is holding an investor conference call today, February 15th, 2022, at 11 A.M. Eastern Time. Interested investors are invited to attend the conference call by accessing the webcast at https://www.webcast-eqs.com/corecard02152022/en or by dialing 1-877-407-0890. As part of the conference call CoreCard will be conducting a question-and-answer session where participants are invited to email their questions to questions@corecard.com prior to the call. A transcript of the call will be posted on the company’s website at www.corecard.com as soon as available after the call.

The company will file its Form 10-K for the period ended December 31, 2021, with the Securities and Exchange Commission in early March. For additional information about reported results, investors will be able to access the Form 10-K on the company’s website at www.corecard.com or on the SEC website, www.sec.gov.

About CoreCard Corporation

CoreCard Corporation (NYSE: CCRD) provides a pioneering card management platform built for the future of global transactions in a digital world. Dedicated to continual technological innovation in the ever-evolving payments industry backed by decades of deep expertise in credit card offerings, CoreCard helps customers conceptualize, implement, and manage all aspects of their issuing card programs. Keenly focused on steady, sustainable growth, CoreCard has earned the trust of some of the largest companies and financial institutions in the world, providing truly real-time transactions via their proven, reliable platform operating on private on-premise and leading cloud technology infrastructure.

Forward-Looking Statements

The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” “continue,” “outlook,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CoreCard Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue
Services	$11,264	$7,623	$42,383	$32,273
Products	1,782	2,000	5,865	3,600
Total net revenue	13,046	9,623	48,248	35,873
Cost of revenue
Services	6,811	4,009	22,902	15,427
Products	--	--	--	--
Total cost of revenue	6,811	4,009	22,902	15,427
Expenses
Marketing	99	38	279	132
General and administrative	1,360	1,168	4,550	3,866
Research and development	1,750	1,676	8,859	5,153
Income from operations	3,026	2,732	11,658	11,295
Investment income (loss)	43	193	(172)	(1,044)
Other income	47	66	277	378
Income before income taxes	3,116	2,991	11,763	10,629
Income taxes	456	872	2,724	2,468
Net income	$2,660	$2,119	$9,039	$8,161
Earnings per share:
Basic	$0.31	$0.24	$1.03	$0.91
Diluted	$0.30	$0.24	$1.03	$0.91
Basic weighted average common shares outstanding	8,696,984	8,900,524	8,777,066	8,919,602
Diluted weighted average common shares outstanding	8,730,912	8,998,293	8,809,603	9,014,985

CoreCard Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

As of December 31,	2021	2020
ASSETS
Current assets:
Cash	$29,244	$37,956
Accounts receivable, net	5,547	3,270
Notes and interest receivable, current portion	220	--
Other current assets	1,826	1,263
Total current assets	36,837	42,489
Investments	6,355	1,921
Notes and interest receivable, net of current portion	147	2,681
Property and equipment, at cost less accumulated depreciation	10,371	6,914
Other long-term assets	4,438	3,020
Total assets	$58,148	$57,025
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,763	$714
Deferred revenue, current portion	2,263	1,322
Accrued payroll	2,145	1,901
Accrued expenses	404	321
Income tax payable	1,004	954
Other current liabilities	2,274	4,850
Total current liabilities	10,853	10,062
Deferred revenue, net of current portion	164	--
Deferred tax liability	549	818
Long-term lease obligation	2,708	1,994
Total noncurrent liabilities	3,421	2,812
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares – 9,001,311 and 8,929,368 at December 31, 2021 and 2020, respectively;
Outstanding shares – 8,689,815 and 8,885,797 at December 31, 2021 and 2020, respectively	90	89
Additional paid-in capital	16,261	15,836
Treasury stock, 311,496 and 43,571 shares as of December 31, 2021 and 2020, respectively, at cost	(11,327)	(1,639)
Accumulated other comprehensive loss	(194)	(140)
Accumulated income	39,044	30,005
Total stockholders’ equity	43,874	44,151
Total liabilities and stockholders’ equity	$58,148	$57,025

For further information, call
Matt White, 770-564-5504 or
email to matt@corecard.com